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                                                             AllianceBernstein


Frequently Asked Questions | September 2010

PROXY VOTING FOR ALLIANCEBERNSTEIN
AND SANFORD C. BERNSTEIN
MUTUAL FUND SHAREHOLDERS

FREQUENTLY ASKED QUESTIONS

Why did you send me this package?

As an owner of an AllianceBernstein or Sanford C. Bernstein ("SCB") mutual fund, you have the right to vote as a shareholder on proposals that affect your funds. This package contains information about the proposals and instructions on how to cast your vote.

Why should I vote?

The proposals require approval from a certain percentage of all shareholders. If we don't receive a proxy vote from you, we may call you to solicit your opinion. Spending a minute to sign and date the proxy card will avoid the need for a phone call and help us keep fund expenses down.

Who is eligible to vote?

Shareholders who owned shares in a mutual fund on September 9, 2010, are entitled to vote on proposals that apply to that fund. You have the right to vote, even if you sold the shares after that date.

Why are you currently holding a shareholder vote for the funds?

The funds are currently required to have shareholder votes every five years to elect each fund's Board of Directors.

What types of proposals will be voted on?

Each fund has a different set of proposals, which are explained in detail in the proxy statements included in the package.

How does the Board recommend I vote?

The Boards of the Funds recommend that you vote FOR all proposals.

What role does the Board of Directors play?

Each fund's Board oversees the fund's management and affairs. Each of the Directors has an obligation to act in what he or she believes to be the best interests of a fund, including approving and recommending the proposals in the proxy statement. The background of each nominee for Director is described in the proxy statement.

How can I vote my shares?

After you read the proxy statement, please follow the voting instructions, which are printed on the proxy card:

By Mail:

o    Check the appropriate boxes on the reverse side of the proxy card
o    Sign and date the card
o    Return the card in the envelope provided

By Phone:

o    Have the proxy card at hand
o    Call toll-free 1.888.221.0697
o    Follow the recorded instructions

By Internet:

o    Have the proxy card at hand
o    Log on to www.proxyweb.com
o    Follow the online instructions

Why are there so many proposals for multiple funds in one document?

We have prepared consolidated proxy cards that allow you to vote on proposals for each of the mutual funds you own. You can find detailed information on the proposals in the proxy statements.

What if I want to revoke my proxy?

If you allow AllianceBernstein to vote your proxy and then change your mind, you can revoke it by giving written notice to the secretary of a fund at 1345 Avenue of the Americas, New York, NY 10105, or by authorizing a later-dated proxy by signing and submitting another proxy card, voting in person at the meeting, or calling Broadridge at the following numbers:

Bernstein Clients: 1.866.450.8471
AllianceBernstein Clients: 1.866.451.3783

Whom do I call if I have questions regarding the proxy?

Clients should call Broadridge, our proxy solicitation firm, at the following numbers:

Bernstein Clients: 1.866.450.8471
AllianceBernstein Clients: 1.866.451.3783

FREQUENTLY ASKED QUESTIONS ABOUT SPECIFIC STOCKHOLDER PROPOSALS

Why are the Boards proposing to amend the investment advisory agreements of certain funds?

The first proposed amendments relate to the calculation of the investment advisory fees for certain funds. The standard investment advisory agreements between the Funds' Advisor, AllianceBernstein L.P. (the "Advisor") and most of the Funds provide that the advisory fee rate is calculated as a percentage of average daily net assets. Certain of the Funds' agreements vary from this standard and provide that the fee rate is calculated as a percentage of net assets at the end of the preceding calendar quarter. We are proposing to amend the agreements that vary from the standard so that the agreements provide that the advisory fee rate will be calculated as a percentage of average daily net assets. This amendment would eliminate disparities between the contractual fee rate and the effective fee rate that result from the calculation of the fee rate as of the end of each preceding calendar quarter.

The second proposed amendment relates to the reimbursement to the Advisor of its costs of providing certain administrative services to a Fund at the request of the Fund. The standard investment advisory agreement for the Funds provides for the reimbursement to the Advisor of these costs. One Fund's agreement does not include this provision. We are proposing to amend the agreement that varies from the standard agreements to provide for the reimbursement to the Advisor of these costs.

Why are the Boards proposing the amendment of the declarations of trust of certain funds that are organized as Massachusetts business trusts?

Several of the AllianceBernstein Funds are organized under Massachusetts law as Massachusetts Business Trusts. Currently, the declarations of trust of certain of these Funds require a stockholder vote to amend the declarations, except in certain limited situations. We are proposing to amend the declarations to provide the Directors with broad authority to amend the declarations without a vote of stockholders. By allowing future amendments of a declaration without stockholder approval, this proposal removes limits on the Directors' authority to take actions that would benefit the Funds and their stockholders. In connection with this proposal, the Directors approved certain amendments to the declarations to take effect if stockholders approve the proposal. These amendments would eliminate stockholder votes on reorganization or merger, termination of a trust, and liquidation of a class or series, as applicable. These amendments are intended to enable the Directors to take actions that would be in the best interests of stockholders without the cost and delay of obtaining a stockholder vote. The Directors also approved certain other administrative amendments to the declarations, as described in the proxy statement to improve the efficient management of the Funds.

Why are the Boards proposing the amendment and restatement of the charter of certain of the funds that are organized as Maryland corporations?

Most of the Funds are organized under Maryland law. We are proposing the amendment and restatement of the charters of certain Funds that are Maryland corporations for your approval in order to modernize and standardize these documents and to facilitate more efficient management of the Funds by giving them greater flexibility as permitted under Maryland law.

Why are the Boards proposing to amend certain of the funds' fundamental policies regarding commodities?

Certain policies are required by the federal law applicable to mutual funds to be fundamental, meaning they cannot be changed without a stockholder vote. We are proposing to amend the AllianceBernstein Funds' fundamental policies regarding commodities and adopt a more flexible policy that will reference applicable law. The proposed amendment is intended to clarify that the Funds may continue to be able to engage in current investment practices as approved by the Directors, regardless of changes in applicable law, including changes as a result of recent financial reform legislation. The revised policy will not change the way the Funds are managed.

Why are the Boards proposing to reclassify certain of the funds' fundamental investment objectives?

A Fund's investment objective is not required to be fundamental under applicable law. We propose the reclassification of certain Funds' fundamental investment objectives as non-fundamental, similar to most of the other Funds, to provide each Fund with the flexibility to respond to market changes by changing its investment objective without incurring the expense and delay of seeking a stockholder vote. The reclassification would permit a Fund to revise its investment objective in the event the Board determines that such a change would be in the best interests of the Fund in light of the facts and circumstances, including market conditions or trends. Any subsequent change in a Fund's investment objective would be subject to prior approval by the Board of that Fund. Stockholders will be given at least 60 days, notice prior to the implementation of a material change in an investment objective.

Proposals

Fund(s) Affected                                         Proposal                           Description
-------------------------------------------------------- ---------------------------------- ---------------------------------------
All Funds                                                The election of the Directors,     To elect Directors for each Fund. All
                                                         each such Director to serve a      Fund stockholders will be asked to
                                                         term of an indefinite duration     vote on this proposal and stockholders
                                                         and until his or her successor is  of a Fund will be asked to separately
                                                         duly elected and qualifies.        elect Directors of that Fund.
-------------------------------------------------------- ---------------------------------- ---------------------------------------
AlllianceBernstein Small Cap Growth Portfolio            Amendments to Investment Advisory  The proposed amendment relates to the
AllianceBernstein Global Thematic Growth Fund            Agreements to Conform Fee          calculation of the investment advisory
                                                         Measurement Periods.               fees for certain Funds. The standard
                                                                                            investment advisory agreements between
                                                                                            the Advisor and most of the Funds
                                                                                            provide that the advisory fee rate is
                                                                                            calculated as a percentage of average
                                                                                            daily net assets. Certain of the
                                                                                            Funds' agreements vary from this
                                                                                            standard and provide that the fee rate
                                                                                            is calculated as a percentage of net
                                                                                            assets at the end of the preceding
                                                                                            calendar quarter. We are proposing to
                                                                                            amend the agreements that vary from
                                                                                            the standard so that the agreements
                                                                                            provide that the advisory fee rate
                                                                                            will be calculated as a percentage of
                                                                                            average daily net assets. This
                                                                                            amendment would eliminate disparities
                                                                                            between the contractual fee rate and
                                                                                            the effective fee rate that result
                                                                                            from the calculation of the fee rate
                                                                                            as of the end of each preceding
                                                                                            calendar quarter.
-------------------------------------------------------- ---------------------------------- ---------------------------------------
The AllianceBernstein Portfolios                         Amendment to Investment Advisory   The proposed amendment relates to the
  AllianceBernstein Growth Fund                          Agreement to Permit Reimbursement  reimbursement to the Advisor of its
  AllianceBernstein Conservative Wealth Strategy         to the Advisor of Certain          costs of providing certain
  AllianceBernstein Tax-Managed Conservative Wealth      Administrative Expenses.           administrative services to a Fund at
    Strategy                                                                                the request of the Fund. The standard
  AllianceBernstein Balanced Wealth Strategy                                                investment advisory agreement for the
  AllianceBernstein Tax-Managed Balanced Wealth                                             Funds provides for the reimbursement
    Strategy                                                                                to the Advisor of these costs. One
  AllianceBernstein Wealth Appreciation Strategy                                            Fund's agreement does not include this
  AllianceBernstein Tax-Managed Wealth Appreciation                                         provision. We are proposing to amend
    Strategy                                                                                the agreement that varies from the
                                                                                            standard agreements to provide for the
                                                                                            reimbursement to the Advisor of these
                                                                                            costs.
-------------------------------------------------------- ---------------------------------- ---------------------------------------
AllianceBernstein Exchange Reserves                      The amendment of the Declarations  Several of the Funds are organized
AllianceBernstein Municipal Income Fund II               of Trusts for certain of the       under Massachusetts law as
  Arizona Portfolio                                      Funds that are organized as        Massachusetts Business Trusts.
  Massachusetts Portfolio                                Massachusetts Business Trusts.     Currently, the declarations of trust
  Michigan Portfolio                                                                        of certain of these Funds require a
  Minnesota Portfolio                                                                       stockholder vote to amend the
  New Jersey Portfolio                                                                      declarations, except in certain
  Ohio Portfolio                                                                            limited situations. We are proposing
  Pennsylvania Portfolio                                                                    to amend the declarations to provide
  Virginia Portfolio                                                                        the Directors with broad authority to
AllianceBernstein Trust ("ABT")                                                             amend the declarations without a vote
  AllianceBernstein Value Fund                                                              of stockholders. By allowing future
  AllianceBernstein Small/Mid Cap Value Fund                                                amendments of a declaration without
  AllianceBernstein International Value Fund                                                stockholder approval, this proposal
  AllianceBernstein Global Value Fund                                                       removes limits on the Directors'
                                                                                            authority to take actions that would
                                                                                            benefit the Funds and their
                                                                                            stockholders. In connection with this
                                                                                            proposal, the Directors approved
                                                                                            certain amendments to the declarations
                                                                                            to take effect if stockholders approve
                                                                                            the proposal. These amendments would
                                                                                            eliminate stockholder votes on
                                                                                            reorganization or merger, termination
                                                                                            of a trust, and liquidation of a class
                                                                                            or series, as applicable. These
                                                                                            amendments are intended to enable the
                                                                                            Directors to take actions that would
                                                                                            be in the best interests of
                                                                                            stockholders without the cost and
                                                                                            delay of obtaining a stockholder vote.
                                                                                            The Directors also approved certain
                                                                                            other administrative amendments to the
                                                                                            declarations, as described in the
                                                                                            Proxy Statement to improve the
                                                                                            efficient management of the Funds.
-------------------------------------------------------- ---------------------------------- ---------------------------------------
AllianceBernstein Balanced Shares, Inc.                  The amendment and restatement of   Most of the Funds are organized under
AllianceBernstein Blended Style Series, Inc.             the charters for certain of the    Maryland law. We are proposing the
  US Large Cap Portfolio                                 Funds that are organized as        amendment and restatement of the
  AllianceBernstein 2000 Retirement Strategy             Maryland corporations, which will  charters of certain Funds that are
  AllianceBernstein 2005 Retirement Strategy             repeal in their entirety all of    Maryland corporations for your
  AllianceBernstein 2010 Retirement Strategy             the currently existing charter     approval in order to modernize and
  AllianceBernstein 2015 Retirement Strategy             provisions and substitute in lieu  standardize these documents and to
  AllianceBernstein 2020 Retirement Strategy             thereof the new provisions set     facilitate more efficient management
  AllianceBernstein 2025 Retirement Strategy             forth in the Form of Articles of   of the Funds by giving them greater
  AllianceBernstein 2030 Retirement Strategy             Amendment and Restatement          flexibility as permitted under
  AllianceBernstein 2035 Retirement Strategy             attached to the accompanying       Maryland law.
  AllianceBernstein 2040 Retirement Strategy             Proxy statement as Appendix C.
  AllianceBernstein 2045 Retirement Strategy
  AllianceBernstein 2050 Retirement Strategy
  AllianceBernstein 2055 Retirement Strategy
AllianceBernstein Corporate Shares
  AllianceBernstein Corporate Income Shares
  AllianceBernstein Municipal Income Shares
  AllianceBernstein Taxable Multi-Sector Income Shares
AllianceBernstein Core Opportunities Fund, Inc.
AllianceBernstein Equity Income Fund, Inc.
AllianceBernstein Global Real Estate Investment Fund, Inc.
AllianceBernstein Global Thematic Growth Fund, Inc.
AllianceBernstein Greater China '97 Fund, Inc.
AllianceBernstein Growth and Income Fund, Inc.
AllianceBernstein High Income Fund, Inc.
AllianceBernstein International Growth Fund, Inc.
AllianceBernstein Large Cap Growth Fund, Inc.
-------------------------------------------------------- ---------------------------------- ---------------------------------------
All Funds except                                         The amendment of certain of the    Certain policies are required by the
AllianceBernstein Bond Fund--Multi-Asset Inflation       Funds' fundamental policies        federal law applicable to mutual funds
    Strategy                                             regarding commodities.             to be fundamental, meaning they cannot
AllianceBernstein Cap Fund--Market Neutral Strategy--US                                     be changed without a stockholder vote.
AllianceBernsten Cap Fund--Market Neutral Strategy--Global                                  We are proposing to amend the Funds'
                                                                                            fundamental policies regarding
                                                                                            commodities and adopt a more flexible
                                                                                            policy that will reference applicable
                                                                                            law. The proposed amendment is
                                                                                            intended to clarify that the Funds may
                                                                                            continue to be able to engage in
                                                                                            current investment practices as
                                                                                            approved by the Directors, regardless
                                                                                            of changes in applicable law,
                                                                                            including changes as a result of
                                                                                            recent financial reform legislation.
                                                                                            The revised policy will not change the
                                                                                            way the Funds are managed.
-------------------------------------------------------- ---------------------------------- ---------------------------------------
AllianceBernstein Blended Style Series--                 The reclassification of certain    A Fund's investment objective is not
US Large Cap Portfolio                                   of the Funds' fundamental          required to be fundamental under
AllianceBernstein Greater China '97 Fund, Inc.           investment objectives as non       applicable law. We propose the
                                                         fundamental.                       reclassification of certain Funds'
                                                                                            fundamental investment objectives as
                                                                                            non-fundamental, similar to most of
                                                                                            the other Funds, to provide each Fund
                                                                                            with the flexibility to respond to
                                                                                            market changes by changing its
                                                                                            investment objective without incurring
                                                                                            the expense and delay of seeking a
                                                                                            stockholder vote. The reclassification
                                                                                            would permit a Fund to revise its
                                                                                            investment objective in the event the
                                                                                            Board determines that such a change
                                                                                            would be in the best interests of the
                                                                                            Fund in light of the facts and
                                                                                            circumstances, including market
                                                                                            conditions or trends. Any subsequent
                                                                                            change in a Fund's investment
                                                                                            objective would be subject to prior
                                                                                            approval by the Board of that Fund.
                                                                                            Stockholders will be given at least 60
                                                                                            days, notice prior to the
                                                                                            implementation of a material change in
                                                                                            an investment objective.
-------------------------------------------------------- ---------------------------------- ---------------------------------------


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@2010 AllianceBernstein L.P.

Note to All Readers: The information contained here reflects the views of AllianceBernstein L.P. or its affiliates and sources it believes are reliable as of the date of this publication. AllianceBernstein L.P. makes no representations or warranties concerning the accuracy of any data. There is no guarantee that any projection, forecast or opinion in this material will be realized. Past performance does not guarantee future results. The views expressed here may change at any time after the date of this publication. This document is for informational purposes only and does not constitute investment advice. AllianceBernstein L.P. does not provide tax, legal or accounting advice. It does not take an investor's personal investment objectives or financial situation into account; investors should discuss their individual circumstances with appropriate professionals before making any decisions. This information should not be construed as sales or marketing material or an offer of solicitation for the purchase or sale of, any financial instrument, product or service sponsored by AllianceBernstein or its affiliates.

Note to Canadian Readers: This publication has been provided by AllianceBernstein Canada, Inc., or Sanford C. Bernstein & Co., LLC, and is for general information purposes only. It should not be construed as advice as to the investing in or the buying or selling of securities, or as an activity in furtherance of a trade in securities. Neither AllianceBernstein Institutional Investments nor AllianceBernstein L.P. provides investment advice or deals in securities in Canada.

Note to UK Readers: This document has been provided by AllianceBernstein Limited. Authorised and regulated in the UK by the Financial Services Authority. The value of investments can fall as well as rise and you may not get back the original amount invested.

Note to Japanese Institutional Readers: This document has been provided by AllianceBernstein Japan Ltd. AllianceBernstein Japan Ltd. is a registered investment-management company (registration number: Kanto Local Financial Bureau no. 303). The firm is also a member of Japan Securities Investment Advisers Association and the Investment Trusts Association, Japan.

Note to Australian and New Zealand Readers: This document has been issued by AllianceBernstein Australia Limited (ABN 53 095 022 718 and AFSL 230698). Information in this document is intended for wholesale investors only, and is not to be construed as advice.

Note to Singapore Readers: This document has been issued by AllianceBernstein (Singapore) Ltd. (Company Registration No. 199703364C). The Company is a holder of a Capital Markets Services Licence issued by the Monetary Authority of Singapore to conduct regulated activity in fund management.

Note to Hong Kong Readers: This document is issued in Hong Kong by AllianceBernstein Hong Kong Limited, a licensed entity regulated by the Hong Kong Securities and Futures Commission. This document has not been reviewed by the Hong Kong Securities and Futures Commission.

Note to Readers in Vietnam, the Philippines, Brunei, Thailand, Indonesia and
India: This document is provided solely for the informational purposes of institutional investors and is not investment advice, nor is it intended to be an offer or solicitation, and does not pertain to the specific investment objectives, financial situation or particular needs of any person to whom it is sent. This document is not an advertisement and is not intended for public use or additional distribution. AllianceBernstein is not licensed to, and does not purport to, conduct any business or offer any services in any of the above countries.

Note to Readers in Malaysia: Nothing in this document should be construed as an invitation or offer to subscribe to or purchase any securities, nor is it an offering of fund-management services, advice, analysis or a report concerning securities. AllianceBernstein is not licensed to, and does not purport to, conduct any business or offer any services in Malaysia. Without prejudice to the generality of the foregoing, AllianceBernstein does not hold a capital markets services license under the Capital Markets & Services Act 2007 of Malaysia, and does not, nor does it purport to, deal in securities, trade in futures contracts, manage funds, offer corporate finance or investment advice, or provide financial-planning services in Malaysia.

MSCI Note: MSCI makes no express or implied warranties or representations and shall have no liability whatsoever with respect to any MSCI data contained herein. The MSCI data may not be further redistributed or used as a basis for other indices or any securities or financial products. This report is not approved, reviewed or produced by MSCI.


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                                                  AllianceBernstein

AllianceBernstein L.P.                        AllianceBernstein Canada, Inc.             AllianceBernstein Hong Kong Limited
1345 Avenue of the Americas,                  Brookfield Place, 161 Bay Street, 27th     Suite 3401, 34/F
New York, NY 10105                            Floor                                      One International Finance Centre
212.969.1000                                  Toronto, Ontario M5J 2S1                   1 Harbour View Street, Central, Hong Kong
                                              416.572.2335                               +852 2918 7888
AllianceBernstein Limited
Devonshire House, One Mayfair Place           AllianceBernstein Japan Ltd.               AllianceBernstein (Singapore) Ltd.
London W1J 8AJ, United Kingdom                Marunouchi Trust Tower Main 17F            30 Cecil Street, #28-01, Prudential Tower
+44 20 7470 0100                              1-8-3, Marunouchi, Chiyoda-ku              Singapore 049712
                                              Tokyo 100-0005, Japan                      +65 6230 4600
AllianceBernstein Australia Limited           +81 3 5962 9000
Level 37, Chifley Tower, 2 Chifley Square                                                Sanford C. Bernstein & Co., LLC
Sydney NSW 2000, Australia                    AllianceBernstein Investments, Inc.        1345 Avenue of the Americas
+61 2 9255 1200                               Tokyo Branch                               New York, NY 10105
                                              Marunouchi Trust Tower Main 17F            212.969.1000
                                              1-8-3, Marunouchi, Chiyoda-ku
                                              Tokyo 100-0005, Japan
                                              +81 3 5962 9700
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